PROSPECTUS SUPPLEMENT                                         File No. 333-68747
----------------------
(To the Prospectus and Prospectus Supplement dated May 6, 1999) Rule 424(b)(3) Prospectus number: 1889


                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                               Floating Rate Notes


Principal Amount: $5,000,000            Original Issue Date:   January 18, 2000

CUSIP Number:     59018S3L6             Stated Maturity Date:  December 6, 2004

Interest Calculation:                   Day Count Convention:
---------------------                   ---------------------
/x/    Regular Floating Rate Note       /x/    Actual/360
/_/    Inverse Floating Rate Note       /_/    30/360
       (Fixed Interest Rate):           /_/    Actual/Actual




Interest Rate Basis:
--------------------
/x/    LIBOR                            /_/    Commercial Paper Rate
/_/    CMT Rate                         /_/    Eleventh District Cost of
/_/    Prime Rate                              Funds Rate
/_/    Federal Funds Rate               /_/    CD Rate
/_/    Treasury Rate                    /_/    Other (see attached)

       Designated CMT Page:             Designated LIBOR Page:
               CMT Telerate Page:              LIBOR Telerate Page:
               CMT Reuters Page:               LIBOR Reuters Page:


Index Maturity:        Three Months     Minimum Interest Rate:    Not Applicable

Spread:                0.000%           Maximum Interest Rate:    Not Applicable

Initial Interest Rate: TBD              Spread Multiplier:        Not Applicable


Interest Reset Dates:    Quarterly, on the 6th of March, June, September, and
                         December, commencing March 6, 2000; subject to modified following business day convention

Interest Payment Dates:  Quarterly, on the 6th of March, June, September, and
                         December, commencing March 6, 2000; subject to modified following business day convention

Other: This is a reopening of a previous offering, and will be issued with accrued interest.

Repayment at the
Option of the Holder:    The Notes cannot be repaid prior to the Stated Maturity
                         Date.

Redemption at the
Option of the Company:   The Notes cannot be redeemed prior to the Stated
                         Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                 The Chase Manhattan Bank

Dated:                   01/13/00